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                                                           Exhibit 10.19

                                                           Date:
                                                                 ---------------

Attn.: Ms. Liat Hod

Dear Mr. / Ms.               ,
               --------------

Re: EMPLOYMENT WITH NOGATECH LTD.

Nogatech Ltd. (hereinafter: the "Company") was organized in order to be a pioneer in the field of implementing image processing technologies. On behalf of the shareholders and management of the Company, I wish to congratulate you in your position in the Company. For form's sake, I would like to specify hereunder the terms of your employment with the Company:

1.       JOB DESCRIPTION

         Your position in the Company shall be:                    .
                                                -------------------

         The Company shall be entitled to modify your position or impose additional tasks on you, at its discretion.

2.       PERIOD OF EMPLOYMENT AND TERMINATION THEREOF

         a.       This agreement shall become effective as of AUGUST 25, 1996.

         b. The duration of your employment is indefinite (hereinafter: the "Period of Employment"). Both parties may terminate the employment by written notice to the other given 30 days in advance.

         c. Notwithstanding the provisions of subsection (b) above, the Company shall be entitled to dismiss you without prior warning in each of the following cases:

                  1) Commitment of a criminal offense related to work and/or a flagrant offense.

                  2) Breach of your undertaking pursuant to clause 13 of this agreement.

                  3) Breach of the undertaking to maintain confidentially and non-competition, attached to this agreement as APPENDIX A.

         d. Please be advised that the Company may establish and/or join new activities within the framework of subsidiaries, sister companies and/or companies in which the Company shall invest money. As part of the

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                  discharge of your duties, you may be requested by the Company to act in additional settings too, all within the scope of this agreement.

3.       WORKING HOURS

         a. The working week comprises a minimum of 45 working hours. Should the work needs so require, you may be requested, from time to time, to stay on after normal working hours and to put in more than the usual workload. Working overtime requires the prior written approval of your supervisor.

                  It is further clarified that in cases of business travel overseas, the length of the working days shall in all cases be deemed as ordinary days.

         b. In consideration for working overtime, you will be entitled to remuneration at the rate of 175% of the hourly rate to be calculated on the basis of the monthly salary, subject to compliance with the Company's procedures as set out in subsection (a) above.

4.       SALARY

         a. Your gross monthly salary shall be NIS __________ (hereinafter: the "Salary").

                  The following components shall be added to the Salary:

                  1) Convalescence pay at the maximal rate granted from time to time in expansion orders as in effect in the labor market at the time being.

                           The convalescence pay shall be divided into monthly payments to be added to your Salary each month.

                           At the time hereof, this component amounts to NIS _______ per month.

                  2) Since you will be using your private car for work, you shall be entitled to car maintenance in the amount of NIS _______ per month.

                           This refund is subject to the filing of a monthly/periodical report in the form to be used by the Company from time to time.

                  3) Since you will be using your home telephone for work, you shall be entitled to telephone costs in the amount of NIS _______ per month.

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                                       3


                           This refund is subject to the filing of a monthly/periodical report in the form to be used by the Company from time to time.

         b. The Company shall deduct tax and other lawful payments from your Salary.

         c. The Salary shall be linked to the cost of living increments payable in the labor market from time to time, without a ceiling, and shall be updated accordingly.

5.       ANNUAL VACATION

         a. During the first two years of the Period of your Employment, you shall be entitled to an annual vacation of 14 days. Thereafter, the length of the annual vacation shall be extended according to the Company's policy, as in effect from time to time, but in no case will the vacation be shorter than the vacation fixed in the Annual Vacation Law.

         b. The timing of your vacation shall be coordinated with your supervisor one month in advance, unless the vacation shall be less than three days long, in which case an advance update of one week shall suffice.

         c. No accumulation of vacation days exceeding the vacation due for two years of employment is allowed.

         d. The Company may instruct you to go on a central organized vacation concurrently with all of the Company's employees, utilizing no more than one half of your annual vacation.

6.       SICK LEAVE

         Payment for sick leave shall be made subject to the provision of medical certificates pursuant to the Sick Leave Law.

7.       MILITARY RESERVE DUTY

         a. Leave for active military reserve duty requires the rendering of notice to the Company upon receipt of the order.

         b. During active military reserve duty, you shall be entitled to receive your Salary in full, subject to provision of the appropriate confirmations upon conclusion of the service.

8.       MANAGERS' INSURANCE

         a. The Company shall pay the following amounts to a pension fund, a provident fund or managers' insurance, at the choice thereof:

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                                       4

                  1) 8.33% of the Salary, as defined in clause 4(a), for severance pay - at the Company's expense.

                  2) 5% of the Salary, as defined in clause 4(a), for provident payments - at the Company's expense.

                  3) 5% of the Salary, as defined in clause 4(a), for provident payments - at your expense.

         b. The Company's payments to managers' insurance as set out in subsection (a) above shall be in lieu of any other duty of payment of severance pay, payments to a pension fund etc.

                  In the event that the payments to be made prior to termination of your employment shall not suffice in order to cover the severance pay due to you under this agreement, the Company shall complement the payment within the period of time fixed in the law.

         c. Your consent to section (b) exempts the Company from the need to apply to the Minister of Labor for his approval under
                  Article 14 of the Severance Pay Law; however, if such a need for an application for an appropriate permit should arise, your signing of this agreement shall constitute an authorization of the Company to apply for the permit on your behalf too.

         d. Should the Company be required in future, whether by law or by an expansion order which shall apply to the entire labor market, to make payments to another comprehensive pension fund or arrangement, such payment to the new applicable fund or arrangement shall be in lieu of the arrangement herein, and you will not be permitted to draw funds on account of the payments made within the framework of the previous arrangement, but subject to the regulations of the appropriate fund.

9.       ADVANCED STUDY FUND

         During the Period of your Employment with the Company and subject to the General Manager's approval, the Company shall make payments to an advanced study fund to which you belong at the acceptable rate, i.e., 7.5% of the Salary, as defined in clause 4(a), at the Company's expense, and 2.5% at the employee's expense.

10.      CONFLICT OF INTERESTS

         You shall perform no act which shall derogate from your loyalty to the Company and/or which may place you in a conflict of interests with the Company's objectives. In addition, throughout the term of your employment, you shall work in no other occupation or employment without the Company's prior written approval.

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                                       5


11.      DECLARATION OF CONFIDENTIALITY AND NON-COMPETITION

         You undertake to maintain confidentially and non-competition, both during the term of your employment with the Company and thereafter, as specified in the undertaking of confidentially and non-competition of the Company in the form attached to this letter, marked as Appendix A and constituting an integral part of this letter.

12.      DEFENSE SECRETS

         a. Please be advised that the Company may engage, INTER ALIA, in secret projects for the defense forces; you therefore undertake to maintain in confidence information, or defense secrets, which shall reach you, both in writing and verbally, while discharging your duties, and to refrain from transferring the same to any person and/or entity, unless required to do so by your duties, as imposed on you.

         b. Please be advised that should you fail to fulfill this undertaking, you shall be liable for the penalties prescribed by the Criminal Amendment Law (State Security), 5717-1957.

13.      PATENTS, INVENTIONS AND COMMERCIAL SECRETS

         a. The Company shall have exclusive title to any copyright to any invention or patent (related to the fields in which the Company engages) which you or any Company employee under your supervision shall invent during the Period of your Employment with the Company, and to any commercial secret related to the Company's work. The Company shall be entitled to defend any invention, patent or commercial secret by way of registration or otherwise in Israel or elsewhere. It is clarified that you will not be entitled to register the invention and/or patent or commercial secret nor take any action with respect thereto, save for the acts necessary for the registration or utilization of the patent in the name of or by the Company. The provisions of this clause shall remain in effect also after termination of your work for the Company and shall bind you and your lawful representatives.

         b. You undertake to notify the Company in writing of any invention, patent or commercial secret which either you or any Company employee under your supervision shall invent, immediately upon discovery thereof.

         c. Save as set forth in Appendix B hereof, you have no interest in any invention, patent, patent application or copyright.

14.      a.       The Company's rights under this contract may be assigned.

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                                       6


         b. Your undertakings under this contract may not be modified and shall not be terminated, either in whole or in part, but pursuant to a written document signed by an authorized representative of the Company.

         c. If any of the terms of this contract shall, for any reason, be determined to be invalid or unenforceable, the validity and effect of the remaining provisions of the contract shall not be affected.

Upon signing this personal contract and formally joining the Company's staff, we wish you continued satisfaction and enjoyment from your work. I hope that our relationship will yield cooperation for many years to come, for the benefit of yourself and of the Company, the employees and owners thereof.




Sincerely,

         (-)
---------------------------
                  - General Manager
Nogatech Ltd.

I have perused this letter and Appendix A hereof, and have prepared Appendix B and I hereby express my agreement to the content of the letter and of the Appendix.

I am aware that this letter is a special and personal contract which regulates the relationship between the Company and myself, and that the provisions of no other agreement, including collective agreements between the Company and the employees thereof, shall apply to me so long as this agreement is in force.

I am further aware that the terms of the above agreement and any conditions which shall be in effect so long as I am employed by the Company are personal and I undertake to maintain them in confidence.

Name:    LIAT HOD                           Date: SEPTEMBER 3, 1996
         --------                                 -----------------
I.D. :   017686494
         ---------
Address: 6, ZLOFIST ST.
         --------------
TEL AVIV 62994                              Employee's signature: (-) /s/ L. Hod
--------------                                                       -----------

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                                                                      APPENDIX A
                                                                      ----------

Attn.: Nogatech Ltd.

Re: UNDERTAKING OF CONFIDENTIALITY AND NON-COMPETITION
    --------------------------------------------------

Whereas I wish to be employed by your company (hereinafter: the "Company"); and

Whereas the Company is in the business of _______________________ and engages in projects related thereto; and

Whereas during the term of my employment with the Company, I received and will receive Information, as defined hereunder:

                  Any information, document, draft, process, material, commercial secret, formula, datum, program, plan, algorithm, patent, invention, whether patent-worthy or otherwise, discovery, innovation, improvement, research, any method, scientific technical development, prototype, model, picture, record, compact disc, tape, description, drawing, computer tape, sketch and any other thing or means of storage, whether in writing or verbal and relating to the planning and development of control systems, including software integrated with hardware and information concerning the unique matters in which the Company deals, and, INTER ALIA, on the subjects of ____________________, and matters in which the Company and/or a new company to be organized within the Company shall engage, and any information relating to the Company's customers and/or manufacturing or marketing facilities, except for information which:

                  (1) Is in the public domain or will be in the public domain other than as a result of the breach of this undertaking;

                  (2)      Was in my lawful possession prior to my employment;

                  (3) Constituted part of my general knowledge prior to my employment;

                  (hereinafter: the "Information"); and

Whereas my undertaking to maintain confidentiality and non-competition is a condition precedent to my employment with the Company and to receipt of the Information by myself;

Therefore         I declare and undertake as follows:

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PART I - CONFIDENTIALITY
------------------------

1. To maintain the Information which has reached or shall reach me or become known to me, whether directly or indirectly, during the term of my employment with the Company and/or my involvement in the Company, without limitation in time, also after termination of my employment with the Company, in strict confidence.

2. Not to divulge and/or sell, whether for or without consideration and/or cause the Information to be divulged, whether directly or indirectly, and to take all measures in order to maintain the secrecy of the Information and to prevent the delivery or transfer thereof to any third party, person, entity or corporation, except to my supervisors in the Company or pursuant to their instructions for the purpose of discharging my duties as an employee of the Company.

3. To make no use of the Information or any part thereof for my needs or for the needs of others, whether directly or indirectly, other than for the purpose of executing my duties as an employee of the Company pursuant to the instructions of my supervisors in the Company.

4. To make no copies of the Information in any manner or form, other than pursuant to the instructions of the Company or of another authorized for this purpose on its behalf.

5. I am aware that sole title to the Information which has reached me or which shall reach me or become known to me in any way belongs to the Company and that it is the exclusive property thereof, and I hereby undertake to surrender thereto, immediately upon termination of my work for any reason, or immediately upon its demand at any time, any material containing Information, whether written or in any other form, which is or shall be in my possession at any time.

6. I am aware that the delivery of the Information and/or any part thereof to any third party may inflict severe damages on the Company, and I shall commit no act of manufacture and/or marketing and/or transfer and/or sale of the Information and/or of the products developed by you and/or existing products and/or products developed by myself or jointly with others, including customers of the Company or jointly with any third party, whether to your customers or to others.

PART II - NON-COMPETITION
-------------------------

7. I undertake than from the date of termination of my work for the Company for any reason, I shall neither work for, nor maintain, nor consult, nor take part in a business competing with the Company, whether directly or indirectly, whether alone or jointly with others.

         I further undertake to render no advice of any kind to such competing business nor be employed by such competing business, whether for or without remuneration, nor be directly or indirectly active in the management and/or operation of such competing business.

         This undertaking shall be valid for eighteen (18) months from the date of termination of my employment. For the purposes of this clause, "competing business" shall mean a business dealing with and/or marketing and/or manufacturing and/or developing products in which the Company shall have dealt or products in the process of being developed by the Company during the three years preceding the termination of my employment (hereinafter: the "Company's Products"). For the removal of doubt, the employee shall not be barred from working in a business dealing with products containing components of the same type as the Company's Products, so long as the employee shall not engage, whether directly or indirectly, in the development, manufacture or marketing of components which may compete with the Company's Products.

PART III - VARIOUS BREACHES
---------------------------

8. In any case in which I shall breach my foregoing undertaking or part thereof, I shall be obliged to compensate the Company for all the damages and/or expenses which the Company shall incur due to such breach, without derogating from any other remedy available to you against me under any law due to the breach of my foregoing undertakings.

9. This undertaking is attached to the employment agreement signed between myself and the Company on ________ and constitutes an integral part thereof. This undertaking does not derogate from any undertaking imposed on me as an employee of the Company pursuant to the said agreement and/or any law.

10. I am aware that this undertaking contains limitations to which I shall be subject after termination of my employment with the Company. I am signing the same after having considered the matter and been given time to consult with a professional.

SEPTEMBER 3, 1996                           (-) /s/ L. Hod
-----------------                              ------------------
Date                                         Employee's signature

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                                   APPENDIX B
                                   ----------
              Pursuant to clause 13(c) of the employment agreement

                        EMPLOYEE'S INTELLECTUAL PROPERTY
                        --------------------------------

NONE.
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